Exhibit 99.1

NEW JERSEY RESOURCES REPORTS FIRST-QUARTER FISCAL 2022 RESULTS

WALL, N.J., February 3, 2022 — Today, New Jersey Resources Corporation (NYSE: NJR) reported results for the first-quarter of fiscal 2022. Highlights include:

•	Consolidated net income of $111.3 million for the three months ended December 31, 2021, compared with $81.0 million for the same period last year
•
Consolidated net financial earnings (NFE), a non-GAAP financial measure, of $65.8 million, or $0.69 per share for the three months ended December 31, 2021, compared with NFE of $44.7 million, or $0.46 per share, for the same period last year

•	Re-affirmed fiscal 2022 net financial earnings per share (NFEPS) guidance range of $2.20 to $2.30
•
New Jersey Natural Gas (NJNG) received approval from the New Jersey Board of Public Utilities (BPU) on the settlement of its rate case, authorizing a $79.3 million increase to its base rates with new rates effective on December 1, 2021

•	NJNG's Hydrogen project was completed and began producing green hydrogen in October 2021 and was included in the settlement of the base rate case
•	A new North Zone delivery point for Adelphia Gateway began operations in January 2022
•	Asset Management Agreements (AMAs)* at Energy Services became effective during the first-quarter

First-quarter fiscal 2022 net income totaled $111.3 million, or $1.16 per share, compared with $81.0 million, or $0.84 per share, during the same period in fiscal 2021. First-quarter fiscal 2022 NFE totaled $65.8 million, or $0.69 per share, compared to NFE of $44.7 million, or $0.46 per share, during the same period in fiscal 2021.

"NJR is off to good start in fiscal 2022 with new base rates at NJNG and more stable fee-based revenue at Energy Services,” said Steve Westhoven, President and CEO of NJR. “We are confident in our ability to achieve our fiscal 2022 net financial earnings guidance."

Key Performance Metrics

	Three Months Ended December 31,
($ in Thousands)	2021	2020
Net income	$111,312	$81,045
Basic EPS	$1.16	$0.84
Net financial earnings	$65,770	$44,657
Basic net financial earnings per share	$0.69	$0.46

*On December 16, 2020, Energy Services entered into a series of Asset Management Agreements (AMAs) with an investment grade public utility, under which the utility is obligated to purchase and Energy Services may deliver natural gas in exchange for aggregate contracted fees of approximately $500.0 million payable in cash to Energy Services over 10 years. The AMAs include a series of initial and permanent releases that commenced in November 2021.

NJR Reports First Quarter Fiscal 2022 Results

A reconciliation of net income to NFE for the three months ended December 31, 2021 and 2020, is provided below.
	Three Months Ended December 31,
(Thousands)	2021	2020
Net income	$111,312	$81,045
Add:
Unrealized (gain) on derivative instruments and related transactions	(82,191)	(37,491)
Tax effect	19,536	8,913
Effects of economic hedging related to natural gas inventory	23,577	(7,532)
Tax effect	(5,603)	1,790
Net income to NFE tax adjustment	(861)	(2,068)
Net financial earnings	$65,770	$44,657

Weighted Average Shares Outstanding
Basic	95,944	96,114
Diluted	96,356	96,415

Basic earnings per share	$1.16	$0.84
Add:
Unrealized (gain) on derivative instruments and related transactions	(0.86)	(0.39)
Tax effect	0.21	0.09
Effects of economic hedging related to natural gas inventory	0.25	(0.08)
Tax effect	(0.06)	0.02
Net income to NFE tax adjustment	(0.01)	(0.02)
Basic net financial earnings per share	$0.69	$0.46

NFE is a measure of earnings based on the elimination of timing differences to effectively match the earnings effects of the economic hedges with the physical sale of natural gas, SRECs and foreign currency contracts. Consequently, to reconcile net income and NFE, current-period unrealized gains and losses on the derivatives are excluded from NFE as a reconciling item. Realized derivative gains and losses are also included in current-period net income. However, NFE includes only realized gains and losses related to natural gas sold out of inventory, effectively matching the full earnings effects of the derivatives with realized margins on physical natural gas flows. NFE also may exclude impairment charges associated with equity method investments, which are non-cash charges considered unusual in nature that occur infrequently and are not indicative of the Company's performance for its ongoing operations. For the three months ended December 31, 2021 and 2020, there were no impairments of equity method investments recorded to earnings. Included in the tax effects are current and deferred income tax expense corresponding with the components of NFE.

NJR Reports First Quarter Fiscal 2022 Results

A table detailing NFE for the three months ended December 31, 2021 and 2020, is provided below.

Net Financial Earnings (Loss) by Business Unit

	Three Months Ended December 31,
(Thousands)	2021	2020
New Jersey Natural Gas	$51,080	$49,467
Clean Energy Ventures	(6,821)	(10,274)
Storage and Transportation	2,962	3,508
Energy Services	17,567	1,500
Home Services and Other	447	(62)
Subtotal	65,235	44,139
Eliminations	535	518
Total	$65,770	$44,657

Fiscal 2022 NFE Guidance:

NJR reaffirmed fiscal 2022 NFE guidance of $2.20 to $2.30 per share, subject to the risk and uncertainties identified below under "Forward-Looking Statements." The following chart represents NJR’s current expected contributions from its subsidiaries for fiscal 2022:

Company	Expected Fiscal 2022 Net Financial Earnings Contribution
New Jersey Natural Gas	60 to 65 percent
Clean Energy Ventures	20 to 23 percent
Storage and Transportation	5 to 10 percent
Energy Services	9 to 11 percent
Home Services and Other	0 to 1 percent

In providing fiscal 2022 NFE guidance, management is aware there could be differences between reported GAAP earnings and NFE due to matters such as, but not limited to, the positions of our energy-related derivatives. Management is not able to reasonably estimate the aggregate impact or significance of these items on reported earnings and, therefore, is not able to provide a reconciliation to the corresponding GAAP equivalent for its operating earnings guidance without unreasonable efforts.

New Jersey Natural Gas

NJNG reported first-quarter fiscal 2022 NFE of $51.1 million, compared to NFE of $49.5 million during the same period in fiscal 2021. The increase in the first-quarter was due primarily to the deferral of a portion of pandemic related bad debt costs incurred of $10.7 million through the July 2, 2020 BPU deferral order, and the base rate increase resulting from NJNG's recent rate case settlement, partially offset by lower other income, higher depreciation and interest expense.

NJR Reports First Quarter Fiscal 2022 Results

Customer Growth:

•
NJNG added 1,730 new customers during the first-quarter of fiscal 2022, compared with 1,948 in fiscal 2021. The decrease in customer additions was due primarily to slower growth in the new construction market during the first quarter of fiscal 2022.

Base Rate Settlement:

•
On November 17, 2021, NJNG received approval from the BPU on its rate case settlement agreement and new rates were effective on December 1, 2021. Under the approved rate case agreement, NJNG's total annual revenue is expected to increase by $79.0 million and includes a return on equity of 9.60% with a 54.0% common equity ratio and reflects a rate base of $2.52 billion with an overall rate of return of 6.84%.

Infrastructure Update:

•
NJNG's Infrastructure Investment Program (IIP) is a five-year, $150 million accelerated recovery program that began in fiscal 2021. IIP consists of a series of infrastructure projects designed to enhance the safety and reliability of NJNG's natural gas distribution system. In the first quarter, NJNG spent $5.7 million under the program to begin work on various distribution system reinforcement projects.

•
The Howell Green Hydrogen Project delivers hydrogen through NJNG's utility distribution pipeline to heat customers' homes and businesses and began commercial operation in October 2021. The recovery of the investment in this project was included in the recently completed rate case.

BGSS Incentive Programs:

BGSS incentive programs contributed $3.8 million to utility gross margin in the first quarter, compared with $4.6 million during the same period last year. The decrease for the first-quarter was due primarily to timing differences in the storage incentive program and lower capacity release volumes, partially offset by increased margin from off-system sales.

For more information on utility gross margin, please see "Non-GAAP Financial Information" below.

Energy-Efficiency Programs:

SAVEGREEN invested $12.9 million during the first-quarter of fiscal 2022 to help customers with energy-efficiency upgrades for their homes and businesses. NJNG recovered $6.8 million of its outstanding investments during the first quarter.

Clean Energy Ventures (CEV)

CEV reported first-quarter fiscal 2022 net financial losses of $(6.8) million, compared with net financial loss of $(10.3) million during the same period in fiscal 2021. The improvement was due primarily to increased revenue from the sale of SRECs and higher electric prices in the first-quarter of fiscal 2022.

Solar Investment Update:

•	Placed a solar project into service, adding 1.0 megawatt (MW) to CEV's total installed capacity.

NJR Reports First Quarter Fiscal 2022 Results

Storage and Transportation

Storage and Transportation reported first-quarter fiscal 2022 NFE of $3.0 million, compared with NFE of $3.5 million during the same period in fiscal 2021. The decrease in NFE was due primarily to lower earnings from equity affiliates.

Infrastructure Updates:

•	Adelphia Gateway - In January 2022, Adelphia Gateway placed into service a new delivery point and the associated facilities in its North Zone.

Energy Services

Energy Services reported first-quarter fiscal 2022 NFE of $17.6 million, compared with NFE of $1.5 million for the same period last fiscal year. The improved performance was due primarily to the recognition of revenues from the Asset Management Agreements entered into during fiscal 2021 that became effective during the first-quarter.

Home Services and Other Operations

Home Services and Other Operations reported first-quarter fiscal 2022 NFE of $0.4 million compared with a net financial loss of $(0.1) million for the same period in fiscal 2021. The increase was due primarily to higher operating income related to an increase in installation revenue.

Expenditures and Cash Flows:

NJR is committed to maintaining a strong financial profile.

•
During the first-quarter of fiscal 2022, capital expenditures were $152.7 million, including accruals, of which $59.7 million were related to NJNG, compared with $119.3 million, of which $83.9 million were related to NJNG, during the same period in fiscal 2021.

•
During the first-quarter of fiscal 2022, cash flows used in operations were $37.4 million, compared with cash flows from operations of $31.7 million during the same period of fiscal 2021. The decrease in operating cash flows was due primarily to changes in working capital.

Forward-Looking Statements:
This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this earnings release include, but are not limited to, certain statements regarding NJR’s NFEPS guidance for fiscal 2022, cash proceeds from the AMAs, projected NFEPS growth rate, results of future rate cases, forecasted contribution of business segments to NJR’s NFE for fiscal 2022, customer growth at NJNG, future NJR and NJNG capital expenditures, infrastructure programs and investments such as SRL, IIP, the Howell Green Hydrogen Project and energy efficiency programs, the ability to operate the Adelphia Gateway Pipeline project, and other legal and regulatory expectations.

NJR Reports First Quarter Fiscal 2022 Results

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the SEC, including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http://www.sec.gov. Information included in this earnings release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR's results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Non-GAAP Financial Information:

This earnings release includes the non-GAAP financial measures NFE/net financial loss, NFE per basic share, financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of NJR’s operating performance, these measures should not be considered an alternative to, or more meaningful than, net income or operating revenues as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE and financial margin exclude unrealized gains or losses on derivative instruments related to NJR’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at Energy Services and the impairment on NJR's investments in the PennEast Project, net of applicable tax adjustments as described below. Volatility associated with the change in value of these financial instruments and physical commodity reported on the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to NJR Energy Services Company.

NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales, expenses and other taxes and regulatory rider expenses, which are key components of NJR’s operations. Natural gas costs, sales, expenses and other taxes and regulatory rider expenses are passed through to customers and, therefore, have no effect on utility gross margin. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of NJR’s performance. Management believes these non-GAAP financial measures are more reflective of NJR’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s most recent Report on Form 10-K, Item 7.

NJR Reports First Quarter Fiscal 2022 Results

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

•
New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,500 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean and parts of Morris, Middlesex and Burlington counties.

•	Clean Energy Ventures invests in, owns and operates solar projects with a total capacity of more than 365 megawatts, providing residential and commercial customers with low-carbon solutions.

•
Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

•
Storage and Transportation serves customers from local distributors and producers to electric generators and wholesale marketers through its ownership of Leaf River and the Adelphia Gateway Pipeline Project, as well as our 50% equity ownership in the Steckman Ridge natural gas storage facility.

•
Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its over 1,200 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:
www.njresources.com.
Follow us on Twitter @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.

NJR Reports First Quarter Fiscal 2022 Results

NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,
(Thousands, except per share data)	2021	2020
OPERATING REVENUES
Utility	$274,435	$195,729
Nonutility	401,407	258,576
Total operating revenues	675,842	454,305
OPERATING EXPENSES
Gas purchases
Utility	122,269	56,145
Nonutility	278,794	173,247
Related parties	1,846	1,734
Operation and maintenance	68,984	73,636
Regulatory rider expenses	16,671	10,701
Depreciation and amortization	30,393	27,362
Total operating expenses	518,957	342,825
OPERATING INCOME	156,885	111,480
Other income, net	4,136	4,117
Interest expense, net of capitalized interest	19,477	19,786
INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	141,544	95,811
Income tax provision	30,807	17,441
Equity in earnings of affiliates	575	2,675
NET INCOME	$111,312	$81,045

EARNINGS PER COMMON SHARE
Basic	$1.16	$0.84
Diluted	$1.16	$0.84

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	95,944	96,114
Diluted	96,356	96,415

NJR Reports First Quarter Fiscal 2022 Results

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES
(Unaudited)

	Three Months Ended December 31,
(Thousands)	2021	2020
NEW JERSEY RESOURCES

A reconciliation of net income, the closest GAAP financial measurement, to net financial earnings is as follows:

Net income	$111,312	$81,045
Add:
Unrealized (gain) on derivative instruments and related transactions	(82,191)	(37,491)
Tax effect	19,536	8,913
Effects of economic hedging related to natural gas inventory	23,577	(7,532)
Tax effect	(5,603)	1,790
Net income to NFE tax adjustment	(861)	(2,068)
Net financial earnings	$65,770	$44,657

Weighted Average Shares Outstanding
Basic	95,944	96,114
Diluted	96,356	96,415

A reconciliation of basic earnings per share, the closest GAAP financial measurement, to basic net financial earnings per share is as follows:

Basic earnings per share	$1.16	$0.84
Add:
Unrealized (gain) on derivative instruments and related transactions	$(0.86)	$(0.39)
Tax effect	$0.21	$0.09
Effects of economic hedging related to natural gas inventory	$0.25	$(0.08)
Tax effect	$(0.06)	$0.02
Net income to NFE tax adjustment	$(0.01)	$(0.02)
Basic NFE per share	$0.69	$0.46

NATURAL GAS DISTRIBUTION

A reconciliation of operating revenue, the closest GAAP financial measurement, to utility gross margin is as follows:

Operating revenues	$274,772	$195,729
Less:
Gas purchases	124,594	59,309
Regulatory rider expense	16,671	10,701
Utility gross margin	$133,507	$125,719

NJR Reports First Quarter Fiscal 2022 Results

	Three Months Ended
(Unaudited)	December 31,
(Thousands)	2021	2020
ENERGY SERVICES

The following table is a computation of financial margin:

Operating revenues	$369,244	$229,477
Less: Gas purchases	278,687	173,837
Add:
Unrealized (gain) on derivative instruments and related transactions	(85,647)	(38,781)
Effects of economic hedging related to natural gas inventory	23,577	(7,532)
Financial margin	$28,487	$9,327

A reconciliation of operating income, the closest GAAP financial measurement, to financial margin is as follows:

Operating income	$86,778	$51,582
Add:
Operation and maintenance expense	3,751	4,016
Depreciation and amortization	28	42
Subtotal	90,557	55,640
Add:
Unrealized (gain) on derivative instruments and related transactions	(85,647)	(38,781)
Effects of economic hedging related to natural gas inventory	23,577	(7,532)
Financial margin	$28,487	$9,327

A reconciliation of net income to net financial earnings is as follows:

Net income	$65,744	$38,872
Add:
Unrealized (gain) on derivative instruments and related transactions	(85,647)	(38,781)
Tax effect	20,357	9,219
Effects of economic hedging related to natural gas	23,577	(7,532)
Tax effect	(5,603)	1,790
Net income to NFE tax adjustment	(861)	(2,068)
Net financial earnings	$17,567	$1,500

NJR Reports First Quarter Fiscal 2022 Results

FINANCIAL STATISTICS BY BUSINESS UNIT
(Unaudited)

	Three Months Ended
	December 31,
(Thousands, except per share data)	2021	2020
NEW JERSEY RESOURCES

Operating Revenues
Natural Gas Distribution	$274,772	$195,729
Clean Energy Ventures	10,183	6,370
Energy Services	369,244	229,477
Storage and Transportation	12,143	13,104
Home Services and Other	13,951	12,577
Sub-total	680,293	457,257
Eliminations	(4,451)	(2,952)
Total	$675,842	$454,305

Operating Income (Loss)
Natural Gas Distribution	$74,183	$62,912
Clean Energy Ventures	(3,972)	(8,264)
Energy Services	86,778	51,582
Storage and Transportation	1,876	3,689
Home Services and Other	862	1,996
Sub-total	159,727	111,915
Eliminations	(2,842)	(435)
Total	$156,885	$111,480

Equity in Earnings of Affiliates
Storage and Transportation	$1,056	$3,193
Eliminations	(481)	(518)
Total	$575	$2,675

Net Income (Loss)
Natural Gas Distribution	$51,080	$49,467
Clean Energy Ventures	(6,821)	(10,274)
Energy Services	65,744	38,872
Storage and Transportation	2,962	3,508
Home Services and Other	447	(62)
Sub-total	113,412	81,511
Eliminations	(2,100)	(466)
Total	$111,312	$81,045

Net Financial Earnings (Loss)
Natural Gas Distribution	$51,080	$49,467
Clean Energy Ventures	(6,821)	(10,274)
Energy Services	17,567	1,500
Storage and Transportation	2,962	3,508
Home Services and Other	447	(62)
Sub-total	65,235	44,139
Eliminations	535	518
Total	$65,770	$44,657

Throughput (Bcf)
NJNG, Core Customers	24.6	24.4
NJNG, Off System/Capacity Management	25.1	25.9
Energy Services Fuel Mgmt. and Wholesale Sales	63.5	104.8
Total	113.2	155.1

Common Stock Data
Yield at December 31	3.5%	3.7%
Market Price at December 31	$41.06	$35.55
Shares Out. at December 31	95,962	96,139
Market Cap. at December 31	$3,940,188	$3,417,741

NJR Reports First Quarter Fiscal 2022 Results

	Three Months Ended
(Unaudited)	December 31,
(Thousands, except customer and weather data)	2021	2020
NATURAL GAS DISTRIBUTION

Utility Gross Margin
Operating revenues	$274,772	$195,729
Less:
Gas purchases	124,594	59,309
Regulatory rider expense	16,671	10,701
Total Utility Gross Margin	$133,507	$125,719

Utility Gross Margin, Operating Income and Net Income
Residential	$92,605	$85,975
Commercial, Industrial & Other	19,102	17,040
Firm Transportation	17,282	17,288
Total Firm Margin	128,989	120,303
Interruptible	754	838
Total System Margin	129,743	121,141
Off System/Capacity Management/FRM/Storage Incentive	3,764	4,578
Total Utility Gross Margin	133,507	125,719
Operation and maintenance expense	36,431	43,638
Depreciation and amortization	22,893	19,169
Operating Income	$74,183	$62,912

Net Income	$51,080	$49,467

Net Financial Earnings	$51,080	$49,467

Throughput (Bcf)
Residential	12.6	13.6
Commercial, Industrial & Other	2.3	2.4
Firm Transportation	3.6	3.9
Total Firm Throughput	18.5	19.9
Interruptible	6.1	4.5
Total System Throughput	24.6	24.4
Off System/Capacity Management	25.1	25.9
Total Throughput	49.7	50.3

Customers
Residential	506,677	497,203
Commercial, Industrial & Other	31,756	30,912
Firm Transportation	28,073	31,398
Total Firm Customers	566,506	559,513
Interruptible	31	88
Total System Customers	566,537	559,601
Off System/Capacity Management*	24	30
Total Customers	566,561	559,631
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	1,274	1,418
Normal	1,550	1,575
Percent of Normal	82.2%	90.0%

NJR Reports First Quarter Fiscal 2022 Results

	Three Months Ended
(Unaudited)	December 31,
(Thousands, except customer, SREC, TREC and megawatt)	2021	2020
CLEAN ENERGY VENTURES

Operating Revenues
SREC sales	$2,867	$1,292
TREC sales	846	690
Solar electricity sales and other	3,654	1,720
Sunlight Advantage	2,816	2,668
Total Operating Revenues	$10,183	$6,370

Depreciation and Amortization	$5,233	$5,433

Operating (Loss)	$(3,972)	$(8,264)

Income Tax (Benefit)	$(2,046)	$(3,086)

Net (Loss)	$(6,821)	$(10,274)

Net Financial (Loss)	$(6,821)	$(10,274)

Solar Renewable Energy Certificates Generated	92,172	87,208

Solar Renewable Energy Certificates Sold	12,200	6,095

Transition Renewable Energy Certificates Generated	6,085	4,683.0

Solar Megawatts Under Construction	77.1	8.3

ENERGY SERVICES

Operating Income
Operating revenues	$369,244	$229,477
Less:
Gas purchases	278,687	173,837
Operation and maintenance expense	3,751	4,016
Depreciation and amortization	28	42
Operating Income	$86,778	$51,582

Net Income	$65,744	$38,872

Financial Margin	$28,487	$9,327

Net Financial Earnings	$17,567	$1,500

Gas Sold and Managed (Bcf)	63.5	104.8

STORAGE AND TRANSPORTATION

Operating Revenues	$12,143	$13,104

Equity in Earnings of Affiliates	$1,056	$3,193

Operation and Maintenance Expense	$7,430	$6,542

Other Income, Net	$2,509	$1,254

Interest Expense	$2,136	$3,982

Income Tax Provision	$343	$646

Net Income	$2,962	$3,508

Net Financial Earnings	$2,962	$3,508

HOME SERVICES AND OTHER

Operating Revenues	$13,951	$12,577

Operating Income	$862	$1,996

Other Expense, Net	$75	$(824)

Net Income (Loss)	$447	$(62)

Net Financial Earnings (Loss)	$447	$(62)

Total Service Contract Customers at December 31	105,373	106,857